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            Consent of Independent Registered Public Accounting Firm

We consent to the references to our firm under the captions "Financial Highlights" in the Prospectus and "Independent Registered Public Accounting Firm" and "Financial Statements" in the Statement of Additional Information and to the incorporation by reference of our report dated December 3, 2004 in the Registration Statement (Form N-1A) of The Hartford Mutual Funds II, Inc. filed with the Securities and Exchange Commission in this Post-Effective Amendment No. 93 under the Securities Act of 1933 (Registration No. 002-11387) and under the Investment Company Act of 1940 (Registration No. 811-00558).

Minneapolis, Minnesota                             /s/ Ernst & Young LLP
FEBRUARY 25, 2005                                  ---------------------